As filed with the Securities and Exchange Commission on November 23, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Applied DNA Sciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	59-2262718
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

50 Health Sciences Drive

Stony Brook, New York 11790

(631) 240-8800

(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

James A. Hayward, Ph.D., Sc.D.

Chief Executive Officer

50 Health Sciences Drive

Stony Brook, New York 11790

(631) 240-8800

(Name, Address, Including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copy to:

Merrill M. Kraines, Esq.
  Pepper Hamilton LLP

620 Eighth Avenue, 37th Floor

New York, New York 10018-1405

Telephone: (212) 808-2711

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-202432

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee
Common Stock, $0.001 par value per share	$1,470,320	$148.06

(1)  In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities which remain eligible to be sold under the registrant’s Registration Statement on Form S-3 (File No. 333-202432) is hereby registered. The registrant’s Registration Statement on Form S-3 (File No. 333-202432) registered up to a maximum aggregate offering price of $25,000,000, of which $7,351,600 remains eligible to be sold.

(2) Pursuant to this registration statement, the registrant is registering an additional indeterminate number of shares of common stock with an aggregate offering price not to exceed $1,470,320. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3) Calculated pursuant to Rule 457(o) under the Securities Act.

Pursuant to Rule 462(b) under the Securities Act, this Registration Statement shall become effective upon filing with the Securities and Exchange Commission.

EXPLANATORY NOTE

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction IV.A of Form S-3, both promulgated under the Securities Act (this “Rule 462(b) Registration Statement”), for the sole purpose of increasing the aggregate dollar amount of securities registered under the Registration Statement on Form S-3 (Registration No. 333-202432) filed by Applied DNA Sciences, Inc., a Delaware corporation, with the Securities and Exchange Commission (the “Commission”) on March 2, 2015, and declared effective by the Commission on March 10, 2015 (the “Initial Registration Statement”), by $1,470,320. Pursuant to Rule 462(b) under the Securities Act, the contents of the Initial Registration Statement, including each of the documents filed by the registrant and incorporated or deemed to be incorporated by reference therein and all exhibits thereto, are hereby incorporated by reference herein. The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith. Pursuant to Rule 462(b) under the Securities Act, this Rule 462(b) Registration Statement is to be effective upon filing with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Rule 462(b) Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stony Brook, State of New York on November 23, 2015.

APPLIED DNA SCIENCES, INC.

By:	/s/ James A. Hayward
JAMES A. HAYWARD
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Rule 462(b) Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James A. Hayward	Chief Executive Officer	November 23, 2015
James A. Hayward	(Principal Executive Officer), President, Chairman of the Board of Directors and Director

/s/ Beth Jantzen	Chief Financial Officer	November 23, 2015
Beth Jantzen	(Principal Financial and Accounting Officer)

/s/ John Bitzer, III	Director	November 23, 2015
John Bitzer, III

/s/ Joseph D. Ceccoli	Director	November 23, 2015
Joseph D. Ceccoli

/s/ Charles S. Ryan	Director	November 23, 2015
Charles S. Ryan

/s/ Yacov A. Shamash	Director	November 23, 2015
Yacov A. Shamash

/s/ Sanford R. Simon	Director	November 23, 2015
Sanford R. Simon

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Pepper Hamilton LLP

23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)

23.2	Consent of Marcum LLP, independent registered public accounting firm

23.3	Consent of RBSM LLP, independent registered public accounting firm